Exhibit 10.9

                                    AMENDMENT

This Amendment is made as of 14th JAN 1999 by and between Gulf DTH Production of Fourth Floor, 180 Oxford Street, London WIN ODS, England ("Gulf") and OmniVision Maroc SARL located at 31 Avenue Tarik Ibn Ziad, Rabat, Morocco, ("the Dealer") and amends the Non-Exclusive Distribution Agreement entered into by and between Gulf and the Dealer on 14 January 1999 ("the Agreement").

All capitalised terms not expressly defined in this Amendment shall have the same meanings as used in the Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.     Definitions

1.1 The definition of "CA Module" or "CAM" in Clause 1 of the Agreement shall be amended by the addition of the following words at the end of that definition:

"... or any other conditional access module as may be determined by Gulf from time to time for controlling access to video and audio signals which will function in conjunction with the IRDs ".

1.2 The definition of "IRD" in Clause 1 of the Agreement shall deleted and replaced with the following:

" 'UD" shall mean a digital integrated receiver decoder or similar device manufactured by the Manufacturer which incorporates the CA Module and the Irdeto Technology or such other encryption technology as may be determined by Gulf from time to time and which is used by a DTH Subscriber in conjunction with a Smart Card for the purpose of decrypting a video and/or audio signal after its encryption using the Irdeto Technology or such other encryption technology as may be determined by Gulf from time to time. "

1.3 The definition of "Smart Card" shall be deleted and replaced with the following:

" "Smart Card" shall mean a card, token or other device incorporating a microprocessor chip which contains Irdeto ' s proprietary conditional access application or such other conditional access application as may be determined by Gulf from time to time or such alternative product as may be specified Irdeto or by Gulf (which is contained in a module embedded in the card, token or device) and which is designed, when inserted into an IRD, to control access to the signal of a television or radio programme or service encrypted by means of the Irdeto Technology or such other encryption technology as may be determined by Gulf from time to time and which enables the DTH Subscriber to view and/or listen to such programme or service as the case may be, in unencrypted format. "

1.4    The following definitions shall be added to Clause 1 of the Agreement:

"? "Commencement Date" shall mean the date of signature of this Agreement being 14 January 1999. "



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" "Trade Marks" shall mean all trade marks, service marks (whether registered or unregistered) and logos incorporating the word "Showtime

2.     Clause 12 - Trade Marks

The first paragraph of Clause 12 shall be deleted and replaced with the following:

"The Dealer expressly acknowledges that Gulf is the legal owner of the Trade Marks and that this Agreement will not affect any rights, title, interest or ownership which Gulf has in or to the Trade Marks. "

3. This Amendment shall be effective as of the date of execution hereof by the parties.

4. Except as expressly amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

Signed

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for and on behalf of Gulf DTH Production


Signed

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for and on behalf of OmniVision Maroc SARL